Exhibit 99.2

Immersion Announces Appointment of Tom Lacey as Interim Chief Executive Officer and Board Member

Lead Independent Director Sharon Holt Named Chairman of the Board

SAN JOSE, Calif. — (BUSINESS WIRE) — August 22, 2018 — Immersion Corp. (Nasdaq: IMMR), the leading developer and licensor of touch feedback technology, today announced that Tom Lacey will become the company’s Interim Chief Executive Officer and the newest addition to the Immersion Board of Directors, effective immediately. Lacey succeeds Carl Schlachte, the company’s prior Interim CEO, who is resigning as a director of Immersion.

Lead independent director Sharon Holt has been named Chairman of the Immersion Board.

“We are delighted to have Tom Lacey join us as Interim CEO and a member of the Immersion board,” said Ms. Holt. “Tom is a world class executive who brings a wealth of experience and talent during this important time for Immersion. We are confident that Tom’s leadership and industry expertise will serve Immersion well during his time as Interim CEO as well as during his ongoing service on our Board of Directors. The board looks forward to expeditiously completing the process of hiring a permanent CEO.”

Tom Lacey, the Interim Chief Executive Officer and new Immersion board member, said, “I have gotten to know Immersion well, and I am thrilled to join as both Interim CEO and as a member of the board. I am looking forward to working with the employees, management, customers and board of Immersion to help capitalize on the opportunities ahead.”

With 30 years of experience in the industry, Lacey has a proven track record of successfully leading a diverse group of technology companies.

From May 2013 to June 2017, Lacey served as Chief Executive Officer and a director of Xperi Corporation (formerly Tessera; Nasdaq: XPER), a technology licensor in mobile computing and communications, memory and data storage, and 3-D integrated circuit technologies. He also currently serves as a director of DSP Group (Nasdaq: DSPG). Prior to these roles, he held a number of senior leadership positions at Components Direct, Phoenix Technologies Ltd., Applied Materials, Inc., Flextronics International, and International Display Works. Prior to that, Lacey held various management and executive positions at Intel Corporation for 13 years, including Vice President Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 3,000 issued or pending patents, Immersion’s technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Forward Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding the company’s leadership transition, the benefits of Immersion’s technology and its business strategy.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to: potential delay in the hiring of a chief executive officer; unanticipated difficulties and challenges encountered in product development efforts by Immersion and its licensees; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for Immersion’s products or third party products incorporating Immersion’s technologies; and a delay in or failure to achieve the acceptance of touch feedback as a critical user experience. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-K, and Form 10-Q, both of which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

Contacts

Immersion Corp.

Nancy Erba, +1 408-350-8850

nerba@immersion.com

or

The Blueshirt Group

Jennifer Jarman, +1 415-217-5866

jennifer@blueshirtgroup.com